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                                                                    Exhibit 23.0



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-27444 of First Bell Bancorp, Inc. on Form S-8 of our report dated January 24, 2000, incorporated by reference in the Annual Report on Form 10-K of First Bell Bancorp, Inc. for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 30, 2000